EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-93572, 33-45809, 33-53462, 333-65627 and
333-89376) of Bel Fuse Inc. of our report dated January 14, 2003 relating to the financial statements of the Passive Components Group, which appears in the Current Report on Form 8-K of Bel Fuse Inc. dated MARCH 26, 2003.


PricewaterhouseCoopers LLP


Columbus, Ohio

MARCH 26, 2003